November 20, 2007

Securities & Exchange Commission
Washington, D.C. 20549

Re: American Surgical Holdings, Inc.
Form 8-K Dated November 20, 2007

We have read the Registrant’s disclosure contained in item 4.02 of the above referenced form 8-K and agree with the statements made by the Registrant.

Regards,

WEBB & COMPANY, P.A.
Certified Public Accountants